UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 23, 2010

WUHAN GENERAL GROUP (CHINA), INC.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34125 (Commission File Number)	84-1092589 (IRS Employer Identification No.)

Canglongdao Science Park of Wuhan East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:  (86) 27-5970-0069

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2010, Jie Xu tendered his resignation as the President, Chief Executive Officer and Secretary of Wuhan General Group (China), Inc. (the “Company”) in order to devote more time to his other business interests.  Mr. Xu’s resignation was not a result of a disagreement with the Company regarding the Company’s operations, policies, practices or otherwise.  Mr. Xu will remain Chairman of the Company’s Board.

On April 23, 2010, the Board appointed Ruilong Qi, age 46, to serve as the new President, Chief Executive Officer and Secretary of the Company.  Mr. Qi has more than 14 years of experience serving as Chief Executive Officer and a senior manager at several multi-million dollar manufacturing organizations in China.  Since May 2005, Mr. Qi has served as the Chairman and Chief Executive Officer of Zhong Xin Guo Lian Investment LLC, an investment and asset management company based in Beijing, China. From December 2000 to September 2004, Mr. Qi served as Chief Executive Officer of Wuhan Li Nuo Solar Energy LLC, which mainly produces solar thermal conversion materials and solar photovoltaic generation materials. From December 1997 to December 2000, Mr. Qi was employed as the Chief Executive Officer and Vice President of Wuhan Cable (Group) LLC, which was the predecessor company of China Aerospace Times Electronics Co., Ltd. Mr. Qi also served as Vice President of Tian Jing New Giant International Trade LLC from April 1996 to August 1997 and as Manager of China Mechanical Equipment LLC from July 1986 to March 1996. Mr. Qi received a Bachelor’s Degree of Science in mechanical engineering from Tsinghua University in 1986.

On April 23, 2010, the Compensation Committee of the Company’s Board approved a compensatory plan for Mr. Qi.  Mr. Qi will receive a monthly salary of $10,000 and will be reimbursed for all reasonable out of pocket expenses incurred in connection with his services.  Mr. Qi also will be eligible for benefits customarily available to employees in comparable positions with the Company.  In addition, at the discretion of the Company’s Compensation Committee, Mr. Qi may receive an option to purchase stock in the Company.

The foregoing summary of Mr. Qi’s compensation is qualified in its entirety by reference to his employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with Mr. Qi’s appointment as President, Chief Executive Officer and Secretary, Ge Zengke resigned as a director, effective as of April 23, 2010.  Mr. Qi will replace Mr. Ge on the Company’s Board.  As Chief Executive Officer of the Company, Mr. Qi will provide the Board with an intimate understanding of the Company’s operations and industry.  Mr. Ge will continue in his role as General Manager of the Company.  Mr. Ge’s resignation was not a result of a disagreement with the Company regarding the Company’s operations, policies, practices or otherwise.

No family relationships exist between Mr. Qi and any director or executive officer of the Company.  There is no arrangement or understanding pursuant to which Mr. Qi was appointed as an officer or director of the Company, and there are no related party transactions between Mr. Qi and the Company reportable under Item 404(a) of Regulation S-K.  The Company issued a press release on April 29, 2010 announcing the appointment of Mr. Qi.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01.                                Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Employment Agreement between the Company and Ruilong Qi

Exhibit 99.1	Press Release issued by the Company on April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wuhan General Group (China), Inc.

Date: April 29, 2010

By:	/s/ Philip Lo
Name: Philip Lo
Title: Chief Financial Officer

EXHIBIT INDEX
Form 8-K

Filed
Exhibit No.	Description	Herewith	By Reference
10.1	Employment Agreement between the Company and Ruilong Qi	X
99.1	Press Release issued by the Company on April 29, 2010	X